EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of March 17,
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2010 between AvStar Aviation Group, Inc., a Colorado corporation (the "Company")
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and Russell Ivy (the "Executive").
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                                  WITNESSETH:
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     A.     WHEREAS, the Company has employed the Executive on an ongoing basis and the Company wants to formalize the relationship.

     B. WHEREAS, the parties desire for the Executive to act as President commencing the date hereof and during the term hereof.

     C. WHEREAS, the parties desire to execute and deliver this Agreement to provide for the continued employment of Executive by the Company.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT:
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     1.     ENGAGEMENT.      The Company hereby engages the Executive and the
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Executive hereby accepts such engagement upon the terms and conditions hereinafter set forth.

     2.     TERM.     This Agreement shall commence on the date hereof (the
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"Commencement Date"), and shall remain in effect for a period of One (1) year thereafter (the "Term"). This Agreement shall also terminate at such time as the Company, or the Executive, gives written notice of termination of the Agreement pursuant to Section 13 of this Agreement.

     3.     DUTIES.        The Company hereby engages the Executive to serve as
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the President of the Company. And, as such, he shall perform all duties commonly and including such additionally duties not inconsistent with such position as the Board of Directors of the Company (the "Board") shall prescribe from time to time.

     4.     PERFORMANCE OF DUTIES.       During the term of this Agreement, the
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Executive shall devote his best efforts, ability and attention to the business of the Company.

     5.     COMPENSATION.
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          A.  SALARY.   For all services rendered by the Executive under this
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Agreement as President of the Company, the Company shall pay the Executive
$37,500 (the "Base Salary") annually. The Executive's Base Salary shall be payable within the established payroll cycle for the Company's salaried officers or employees (Monthly). Salary payments shall be subject to federal withholding and other applicable payroll deductions and taxes. All salary not paid herein shall accrue for not more than 3 months. In addition, a 15 million restricted of common stock share signing bonus of AvStar Aviation Group, Inc. stock will be executed upon acceptance of the agreement of both parties.

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          B.     OPTIONS.  The Company shall grant to the Executive options to
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purchase shares of the Company's common stock as determined by the Company's
Board of Directors.

          C.     BENEFITS.  The Executive shall be eligible to participate in
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all group insurance plans of the Company or benefits offered to executive management of the Company. In the event there are no health care benefits, the Executive will be reimbursed on no more than a quarterly basis for health care that he would contract on his own.

          D.     BONUS.  The Executive shall be eligible to receive a bonus as
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determined by the Company's Board of Directors.

     6.     REIMBURSEMENT OF EXPENSES.  The Company shall reimburse the
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Executive for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement upon presentation by the Executive to the Company of appropriate documentation indicating the amount and purpose for such expense, including but not limited to any dollars expended on behalf of the Company for expenses in the ordinary course of business.

     7.     VACATION.  Executive shall be entitled to two (2) weeks vacation
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during each year of the Term.

     8.     AGREEMENT NOT TO DISCLOSE TRADE SECRETS OR CONFIDENTIAL INFORMATION.
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During the term of this Agreement and after its termination, the Executive shall not disclose or utilize any trade secrets, confidential information, or other proprietary information acquired by the Executive during the course of his employment with the Company, its successors or assigns, or any of its affiliates
(collectively, the "COMPANY AFFILIATES").   As used herein, "trade secret" means
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the whole or any portion or phase of any formula, pattern, device, combination of devices, source-code of any proprietary software, or compilation of any scientific, technical or commercial information, including any design, list of suppliers, lists of customers or improvement thereof, as well as pricing information or methodology, contractual arrangements with vendors or suppliers, business development plans or activities, or financial information of the Company or any of the Company Affiliates that is for use, or is used, in the operation of the Company or any of Company Affiliates' businesses that is not commonly known by or available to the public and that derives economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Executive agrees to return to the Company any and all such trade secrets, confidential information or other proprietary information immediately upon the termination of this Agreement.


     9.     NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS.  Executive agrees that
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during his employment hereunder, he shall not, whether as an individual or sole proprietor, or as a principal, agent, officer, director, employer, employee, consultant, independent contractor, partner or shareholder of any firm, corporation or other entity or group or otherwise, directly or indirectly, solicit the trade or business of, or trade or conduct business with, any customer, prospective customer, supplier, or prospective supplier of the Company for any purpose other than for the benefit of the Company.

     10.     CANCELLATION.
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          A.  AvStar Aviation Group, Inc. may cancel this Agreement immediately in the event of the death of the Executive or the dissolution of AvStar Aviation Group, Inc.



EMPLOYER:
AvStar Aviation Group, Inc.


By:     ___________________________________     Date: ______________________
Henry A. Schulle
Vice President


By:     ___________________________________     Date:______________________
James H. Short
Director


EMPLOYEE:


_______________________________________         Date: ______________________
Mr. Russell Ivy